The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-224367
Subject to Completion, dated June 3, 2020
Preliminary Prospectus Supplement
(To Prospectus dated June 3, 2020)
       Depositary Shares
Each Representing a 1/1000th Interest in a Share of
    % Non-Cumulative Preferred Stock, Series I
United Community Banks, Inc. is offering                 depositary shares, each representing a 1/1000th interest in a share of perpetual    % Non-Cumulative Preferred Stock, Series I, $1.00 par value, with a liquidation preference of $25,000 per share (equivalent to $25 liquidation preference per depositary share) (the “Series I Preferred Stock”). Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Series I Preferred Stock (including dividend, voting, redemption and liquidation rights).
We will pay cash dividends on the Series I Preferred Stock, only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available to pay dividends, at an annual rate of    % on the liquidation preference amount of $25,000 per share of Series I Preferred Stock (equivalent to $      per depositary share per year), quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year (each, a “dividend payment date”), beginning on September 15, 2020. Dividends on the Series I Preferred Stock will not be cumulative and will not be mandatory. In the event dividends are not declared on the Series I Preferred Stock for payment on any divided payment date, then those dividends will not be cumulative and will cease to accrue and be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Series I Preferred Stock are declared for any future dividend period.
We may redeem the Series I Preferred Stock in whole or in part, from time to time, on or after Sepember 15, 2025, at a cash redemption price equal to $25,000 per share of Series I Preferred Stock (equivalent to $25 per depositary share) plus any declared and unpaid dividends, and without accumulation of any undeclared dividends, to, but excluding, the redemption date. We may also redeem the Series I Preferred Stock in whole but not in part upon certain events involving capital treatment as described in this prospectus supplement. If we redeem the Series I Preferred Stock, the depositary will redeem a proportionate number of depositary shares.
The Series I Preferred Stock will not have voting rights, except in the limited circumstances described in “Description of the Series I Preferred Stock — Voting Rights” beginning on page S-29 and as specifically required by Georgia law.
Application will be made to list the depositary shares representing interests in the Series I Preferred Stock on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “UCBIO” If approved for listing, we expect the depositary shares will begin trading on Nasdaq within 30 days after they are first issued.
The underwriters may also purchase up to an additional                 depositary shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discount will be $      and our total proceeds, before expenses, will be $      .
At our request, the underwriters have reserved up to 3% of the depositary shares offered in this offering for sale, at the public offering price, to certain of our directors, officers, employees and other persons having a relationship with us, through a directed share program. See “Underwriting — Directed Share Program.”
Investing in our depositary shares and the Series I Preferred Stock involves a high degree of risk. We urge you to carefully read the sections entitled “Risk Factors” beginning on page S-13 of this prospectus supplement and in our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, if any, filed with the Securities and Exchange Commission, which is incorporated herein by reference.
None of the SEC, any state securities commission, the Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
	Per Depositary Share	Total(1)
Public offering Price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

(1)
Assumes no exercise of the underwriters’ option to purchase additional depositary shares described above.

The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a société anonyme (“Clearstream”), against payment therefor in immediately available funds, on or about                 , 2020.
Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	BofA Securities	Morgan Stanley	Wells Fargo Securities
Prospectus Supplement dated            , 2020

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any pricing supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement and the accompanying prospectus, or any pricing supplement or any free writing prospectus is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the Series I Preferred Stock and the related depositary shares. In case there are differences or inconsistencies between this prospectus supplement and the accompanying prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
The distribution of this prospectus supplement and the accompanying prospectus and the issuance of the Series I Preferred Stock and the related depositary shares in certain jurisdictions may be restricted by law. We are issuing the Series I Preferred Stock and the related depositary shares only in jurisdictions where such issuances are permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Series I Preferred Stock and the related depositary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Series I Preferred Stock and the related depositary shares offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering, you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page S-13 of this prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, which is incorporated herein by reference. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.
As used in this prospectus supplement and the accompanying prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
We have filed a registration statement on Form S-3, as post-effectively amended, to register the securities to be issued under this prospectus supplement and the accompanying prospectus. As allowed by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents:
•
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

•
our Proxy Statement for the 2020 Annual Meeting of our shareholders, filed with the SEC on March 24, 2020;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 7, 2020; and

•
our Current Reports on Form 8-K filed with the SEC on March 10, 2020, May 7, 2020 and June 2, 2020 (in each case, except to the extent “furnished” but not filed).

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the Series I Preferred Stock and the related depositary shares offered by this prospectus supplement (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document that is or deemed to be incorporated by reference herein or therein modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement or accompanying prospectus by requesting them in writing or by telephone from Jane Keith, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.
We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus supplement.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither statements of historical fact nor assurance of future performance and generally can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates”, or similar expressions. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions or events, and statements about our future performance, operations, products and services, and should be viewed with caution.
Because forward-looking statements relate to the future, they are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are out of our control, and that are difficult to predict as to timing, extent, likelihood and degree of occurrence, and that could cause actual results to differ materially from the results implied or anticipated by the statements. Except as required by law, we expressly disclaim any obligations to publicly update any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important factors that could cause our actual results and financial condition to differ from those contemplated include, but are not limited to, the risk factors set forth in this prospectus supplement or our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as well as the following factors:
•
negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidents, the financial condition of our borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense;

•
changes in loan underwriting, credit review or loss policies associated with economic conditions, examination conclusions or regulatory developments, either as they currently exist or as they may be affected by conditions associated with the COVID-19 pandemic;

•
the COVID-19 pandemic and its effects on the economic and business environments in which we operate;

•
strategic, market, operational, liquidity and interest rate risks associated with our business;

•
continuation of historically low interest rates coupled with other potential fluctuations or unanticipated changes in the interest rate environment, including interest rate changes made by the Federal Reserve, the discontinuation of London Interbank Offered Rate (“LIBOR”) as an interest rate benchmark, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets;

•
our lack of geographic diversification and any unanticipated or greater than anticipated adverse conditions in the national or local economies in which we operate;

•
our loan concentration in industries or sectors that may experience unanticipated or greater than anticipated adverse conditions than other industries or sectors in the national or local economies in which we operate;

•
the risks of expansion into new geographic or product markets;

•
risks with respect to future mergers or acquisitions, including our ability to successfully expand and complete acquisitions and integrate businesses and operations that we acquire;

•
our ability to attract and retain key employees;

•
competition from financial institutions and other financial service providers including financial technology providers and our ability to attract customers from other financial institutions;

•
losses due to fraudulent and negligent conduct of our customers, third party service providers or employees;

•
cybersecurity risks and the vulnerability of our network and online banking portals, and the systems or parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches that could adversely affect our business and financial performance or reputation;

•
our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;

•
the risk that we may be required to make substantial expenditures to keep pace with regulatory initiatives and the rapid technological changes in the financial services market;

•
the availability of and access to capital;

•
legislative, regulatory or accounting changes that may adversely affect us;

•
volatility in the allowance for credit losses resulting from changes in the estimated current expected credit losses, either alone or as that may be affected by conditions arising out of the COVID-19 pandemic;

•
adverse results (including judgments, costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory proceedings, examinations, investigations, or similar matters, or developments related thereto;

•
any matter that would cause us to conclude that there was impairment of any asset, including intangible assets;

•
limitations on our ability to make dividends and other distributions from United Community Bank (the “Bank”) to the Company, which could affect the Company liquidity, including the ability to pay dividends to shareholders or take other capital actions; and

•
other risks and uncertainties disclosed in documents filed or furnished by us with or to the SEC, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements.

Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may also be included in other reports that we file with the SEC. We caution that the foregoing list of factors is not exclusive, and that you should not place undue reliance on forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus supplement.

SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement and should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus and does not contain all the information you will need to make your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement before making your investment decision. This prospectus supplement provides you with a general description of United, the Series I Preferred Stock and the related depositary shares issuable under this prospectus supplement and the offering. The accompanying prospectus, including exhibits to the prospectus, provides additional information about us and the Series I Preferred Stock and the related depositary shares.
The Company
We are a bank holding company headquartered in Blairsville, Georgia. At March 31, 2020, United had total assets of $13.1 billion, total loans of $8.9 billion, total deposits of $11.0 billion and shareholders’ equity of $1.6 billion. United conducts substantially all of its operations through its wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of the date hereof, operated at 149 offices in Georgia, North Carolina, South Carolina and Tennessee.
We provide a wide array of commercial and consumer banking services, including checking, savings and time deposit accounts, secured and unsecured loans, mortgage loans, payment services, wire transfers, brokerage, investment advisory services and other related financial services to our customers. Our business model combines the commitment to exceptional customer service of a local bank with the products and expertise of a larger institution. We believe that this combination of service and expertise sets us apart and is instrumental in our strategy to build long-term relationships. We operate as a locally-focused community bank, supplemented by experienced, centralized support to deliver products and services to our larger, more sophisticated, customers. Our organizational structure reflects these strengths, with local leaders for each market and market advisory boards operating in partnership with the product experts of our Commercial Banking Solutions unit.
We offer a full range of lending services, including real estate, consumer and commercial loans, to individuals, small businesses, mid-sized commercial businesses and non-profit organizations, including originating loans partially guaranteed by the SBA and to a lesser extent by the USDA loan programs. We also operate United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and the Federal Home Mortgage Corporation, as a division of the Bank. We also own a captive insurance subsidiary, NLFC Reinsurance Corp., Inc., which provides reinsurance on a property insurance contract covering equipment financing by the Company’s equipment financing division and risk management services. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s commercial and small business customers. Additionally, we provide retail brokerage services through a third-party broker/dealer.
We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is https://www.ucbi.com. Information on our website is not incorporated into this prospectus supplement by reference and is not a part hereof.
For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Recent Developments
Pending Acquisition of Three Shores Bancorporation, Inc. (“Three Shores”)
On March 9, 2020, we announced that we had reached a definitive agreement to acquire Three Shores (the “Merger”) including its wholly-owned subsidiary, Seaside National Bank & Trust (“Seaside”). Based in

Orlando, Florida, Seaside is a premier commercial lender with a strong wealth management platform. The transaction is consistent with our commitment to grow our commercial lending business, providing attractive risk-adjusted returns and enabling us to further expand our client offerings.
As of December 31, 2019, Seaside reported outstanding loans totaling approximately $1.4 billion, comprised of a diversified group of small business borrowers operating in multiple industries in Florida. Additionally, Seaside operates a wealth management platform with more than $900 million of client assets under advisement.
Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, Three Shores’ shareholders (including holders of Three Shores’ common stock and Three Shores’ Series D-1, Series D-2, Series D-3 and Series D-4 preferred stock) will receive 0.33 shares of the Company’s common stock. Further, in addition to the Company’s common stock to be issued in the Merger, the Company will pay approximately $25 million to extinguish all outstanding options to acquire (or make follow-on investments in) Three Shores capital stock.
The Merger is subject to the approval of the shareholders of Three Shores (including both its holders of common stock and Series D preferred stock) and other customary conditions. The Merger is expected to close in the third quarter of 2020.
Risk Factors
Investing in the Series I Preferred Stock and the related depositary shares involves risks. You should carefully consider the information under “Risk Factors” beginning on page S- 13 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as well as all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Offering
The following description contains basic information about the Series I Preferred Stock and the related depositary shares and this offering. This is not complete and does not contain all of the information that you should consider before investing in the Series I Preferred Stock and the related depositary shares. For a more complete understanding of the Series I Preferred Stock and the related depositary shares, you should read the section of this prospectus supplement entitled “Description of the Series I Preferred Stock” and the section in the accompanying prospectus entitled “Description of Securities — Description ofDepositary Shares Representing Preferred Stock.” To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information and the information in “Description of the Series I Preferred Stock”.
Issuer
United Community Banks, Inc., a Georgia corporation and bank holding company
Securities Offered
                depositary shares each representing a 1/1000th ownership interest in a share of perpetual      % Non-Cumulative Preferred Stock, Series I, $1.00 par value, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share). We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional            depositary shares from us at the public offering price less the underwriting discount. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series I Preferred Stock represented by such depositary share, to all the rights and preferences of the Series I Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
Dividends
We will pay cash dividends on the Series I Preferred Stock, only when, as, and if declared by our board of directors, or a duly authorized committee of the board of directors, out of funds legally available to pay dividends, at an annual rate of    % on the liquidation preference amount of $25,000 per share of Series I Preferred Stock (equivalent to $       per depositary share per year), quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2020. Upon payment of any dividends on the Series I Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.
Dividends on the Series I Preferred Stock will not be cumulative and will not be mandatory. If a dividend is not declared on the Series I Preferred Stock for any dividend period prior to the related dividend payment date, then no dividend will accrue or accumulate for such dividend period, and we will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any time in the future, whether or not dividends are declared for any future dividend period. A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series I Preferred Stock to, but excluding, the first dividend payment date.
If a dividend on the Series I Preferred Stock is declared for any dividend period, such dividend will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the event that any dividend payment date is not a business day (as defined in “Description of the Series I Preferred Stock — Dividends” beginning on page S-25), then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. For the avoidance of doubt, the succeeding dividend period will be from, and including, the previous dividend payment date (that was not a business day) to, but excluding, the next succeeding dividend period’s dividend payment date.
So long as any share of Series I Preferred Stock remains outstanding, (i) no dividend shall be paid or declared on our common stock or any other shares of our junior stock (as defined below) (other than a dividend payable solely in junior stock), (ii) no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such junior stock by us and (iii) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series I Preferred Stock and such parity stock except by conversion into or exchange for junior stock unless, in each case, the full dividends for the latest completed dividend period on all outstanding shares of Series I Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of United or any of our affiliates to engage in any market-making transactions in our junior stock in the ordinary course of business.
Redemption
The Series I Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of Series I Preferred Stock, upon notice, (i) in whole or in part, from time to time, on or after September 15, 2025 (or, if not a business day, the next succeeding business day), or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Event (as defined on page S- 28), in each case, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, whether or not declared. If we redeem the Series I Preferred Stock, the depositary will redeem a proportionate number of depositary shares.
Notwithstanding the foregoing, we may not redeem the Series I Preferred Stock without having received the prior approval of the appropriate federal banking agency if then required under capital guidelines applicable to us.
Redemption of Series I Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series I Preferred Stock — Redemption.”

Neither holders of Series I Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series I Preferred Stock.
Liquidation Rights.
Upon the voluntary or involuntary liquidation, dissolution or winding up of United, the holders of the Series I Preferred Stock and any other shares of our stock ranking equally with such stock are entitled, on a pro rata basis, to receive out of funds legally available for distribution to shareholders, before any distribution of assets is made to holders of United common stock or any other shares of stock ranking junior to the Series I Preferred Stock as to such distributions upon the liquidation, dissolution or winding up, a liquidating distribution of $25,000 per share of Series I Preferred Stock (equivalent to $25 per depositary share), plus any dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up, but only if and to the extent declared, without regard to any undeclared dividends. Distributions will be made only to the extent of assets remaining available after satisfaction of all liabilities to creditors, subject to the rights of holders of any securities ranking senior to the Series I Preferred Stock, and pro rata as to any other class or series of our stock ranking equally as to such distribution.
Voting Rights
The holders of the Series I Preferred Stock do not have voting rights, except (i) as specifically required by Georgia law, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of our senior capital stock, (iv) with respect to changes to our organizational documents that would adversely affect the voting powers, preferences or special rights of the Series I Preferred Stock or (v) to approve the consummation of a binding share exchange or reclassification involving the Series I Preferred Stock or our merger or consolidation with another corporation or other entity subject to certain exceptions. Holders of depositary shares must act through the depositary to exercise any voting rights. For more information about voting rights, see “Description of the Series I Preferred Stock — Voting Rights” and “Description of the Depositary Shares — Voting the Preferred Stock.”
Ranking
Shares of the Series I Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:
•
junior to our secured and unsecured debt;

•
senior to our common stock and any other series of our junior stock that may be issued in the future;

•
equally with parity stock and each other series of our preferred stock that by its terms is expressly stated to be on parity with the Series I Preferred Stock; and

•
junior to any preferred stock that by its terms is expressly stated to be senior to the Series I Preferred Stock.

See “Description of the Series I Preferred Stock.” We will generally be able to pay dividends and distributions upon liquidation, dissolution, or winding up only out of lawfully available assets for such payment (i.e., after taking account of all indebtedness and other senior claims). As of the date of this prospectus supplement, there were no outstanding shares of preferred stock.
We may, from time to time, authorize and issue additional shares of preferred stock ranking equally with the Series I Preferred Stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up. We may also create and issue shares of preferred stock ranking senior to the Series I Preferred Stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Series I Preferred Stock and any parity stock entitled to vote thereon. In addition, we may, from time to time, issue additional shares of preferred stock that rank junior to the Series I Preferred Stock. We may also incur additional indebtedness that would rank senior to the Series I Preferred Stock, including by pursuing a senior notes offering in the near term, subject to market conditions and other factors. See “Risk Factors — The Series I Preferred Stock does not restrict our ability to incur indebtedness.”
Maturity
The Series I Preferred Stock does not have any maturity date, and we are not required to redeem the Series I Preferred Stock. Accordingly, the Series I Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it.
Preemptive and Conversion Rights
The holders of the depositary shares and the Series I Preferred Stock do not have any preemptive or conversion rights.
Listing
We intend to apply for listing of the depositary shares on Nasdaq under the symbol “UCBIO.” If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after we issue the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series I Preferred Stock except as represented by the depositary shares.
Certain Material U.S. Federal Income Tax Consequences
Dividends paid to non-corporate U.S. holders generally will be taxable at the preferential rates applicable to long-term capital gains subject to certain conditions and limitations. Dividends paid to corporate U.S. holders generally will be eligible for the dividends received deduction, subject to certain conditions and limitations. Dividends paid to non-U.S. holders generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. For more information, see “Certain Material U.S. Federal Income Tax Consequences” beginning on page S- 37.
Use or Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discounts and certain offering expenses, will be approximately $      million. We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes. Such general corporate purposes could include, without limitation, funding our capital expenditures, operating expenses and working capital needs; implementing growth strategies, including opportunistic strategic acquisitions and payment of the cash consideration in the Merger; and/or repayment of our existing indebtedness.
Depositary, Transfer Agent and Registrar
Continental Stock Transfer & Trust Co. will serve as depositary for the depositary shares and as transfer agent and registrar for the Series I Preferred Stock and the depositary shares.
Risk Factors
See “Risk Factors” beginning on page S- 13 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Series I Preferred Stock and depositary shares.
Directed Share Program
At our request, the underwriters have reserved up to 3% of the depositary shares offered in this offering for sale, at the public offering price, to certain of our directors, officers, employees and other persons having a relationship with us, through a directed share program. See “Underwriting — Directed Share Program.”

RISK FACTORS
Investing in the Series I Preferred Stock and our depositary shares involves a high degree of risk. You should carefully review the risks and uncertainties listed below, together with the risk factors described in the section entitled “Risk Factors” in each of the accompanying prospectus and our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, if any, that we have filed or will file with the SEC and which are incorporated by reference into this prospectus supplement. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “A Warning About Forward-Looking Statements”.
Risks Related to this Offering
You are making an investment decision with regard to the depositary shares as well as the Series I Preferred Stock.
As described in this prospectus supplement, we are issuing fractional interests in shares of Series I Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series I Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and in the accompanying prospectus regarding both of these securities.
The shares of Series I Preferred Stock are equity and are subordinate to our existing and future indebtedness.
The shares of Series I Preferred Stock are equity interests in United and do not constitute indebtedness. As such, the shares of Series I Preferred Stock, and the related depositary shares, will rank junior to all indebtedness and other senior claims on United and our subsidiaries with respect to assets available to satisfy claims on United or our subsidiaries, including in a liquidation of United. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient funds to pay amounts due on any or all of the Series I Preferred Stock and the parity stock then outstanding. In case of such liquidation, the Series I Preferred Stock will rank equally with the parity stock in the distribution of our assets. In addition, our existing and future indebtedness may restrict payment of dividends on the Series I Preferred Stock. As of March 31, 2020, our indebtedness and obligations, on a consolidated basis, totaled approximately $221 million. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series I Preferred Stock (i) dividends are payable only if declared by our board of directors (or a duly authorized committee of the board) as described below under “— Dividends on the Series I Preferred Stock are discretionary and non-cumulative,” (ii) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds and (iii) as a bank holding company, our ability to declare and pay dividends is subject to the oversight of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).
The Series I Preferred Stock does not restrict our ability to incur indebtedness.
The Series I Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “— Holders of Series I Preferred Stock will have limited voting rights.” We have historically sought to access the debt capital markets opportunistically when market conditions were favorable in order to implement our business and growth strategies or refinance our existing indebtedness. In light of the foregoing, and given the current interest rate environment, we are actively considering pursuing a senior notes offering in the near term, subject to market conditions and other factors.
Dividends on the Series I Preferred Stock are discretionary and non-cumulative.
Dividends on the Series I Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of Series I Preferred Stock will not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series I Preferred Stock or any other preferred stock we may issue.
In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations (including applicable capital adequacy guidelines and compliance with the capital conservation buffer), we may not declare, pay or set aside for payment dividends on Series I Preferred Stock. In addition, under the Federal Reserve Board’s risk-based capital rules related to additional tier 1 capital instruments, dividends on the Preferred Stock may only be paid out of our net income, retained earnings, or surplus related to other additional tier 1 capital instruments. If payment of dividends on Series I Preferred Stock for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. If no dividend on the Series I Preferred Stock is declared or paid for a dividend period, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable.
Our ability to pay dividends depends upon the results of operations of our subsidiaries.
We are a holding company and conduct substantially all of our operations through subsidiaries. Our ability to declare and pay dividends is primarily dependent on the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries. Also, our right to participate in any distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or otherwise, and thus your ability as a holder of the depositary shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the depositary shares effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries.
Our ability to pay dividends on the Series I Preferred Stock, and therefore your ability to receive distributions on the depositary shares, may be limited by state corporate law and federal regulatory considerations and the results of operations of our subsidiaries.
We are incorporated in Georgia and governed by the Business Corporations Law of the State of Georgia and our ability to make dividend payments is subject to the laws of Georgia. In general, Georgia law does not allow a corporation to pay dividends if after giving effect to such dividend a corporation would not be able to pay its debt as they become due in the usual course of business or a corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were to be dissolved to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
In addition to the foregoing, federal and state banking laws regulate the amount of dividends that may be paid by our banking subsidiaries without prior regulatory approval. The Georgia Department of Banking and Finance (the “DBF”) regulations provide that a state bank may declare a dividend out of its retained earnings without DBF approval if it meets the following requirements: (1) total classified assets that do not exceed 80% of equity capital; (2) the aggregate amount of dividends in the calendar year does not exceed 50% of the net profits after taxes but before dividends for the previous calendar year; and (3) the ratio of equity capital to adjusted assets is not less than 6%. In the first quarter of 2020, the Bank requested and received approval to pay a dividend to the Company that exceeded 50% of the Bank’s 2019 earnings. Any additional dividends from the Bank in 2020 would require prior approval of the DBF. The above or any future rules, regulations or capital distribution constraints could adversely affect the ability of our banking subsidiaries to pay dividends to us, our ability to pay dividends on the Series I Preferred Stock and your ability to receive distributions on the depositary shares.
Payments to us by our subsidiaries also will be contingent upon those subsidiaries’ earnings and business considerations. Furthermore, our right to receive any assets of any of our subsidiaries upon their liquidation, reorganization or otherwise, and thus your ability as a holder of depositary shares to benefit indirectly from such distributions, will be subject to the prior claims of the subsidiaries’ creditors. As of March 31, 2020, our subsidiaries had no indebtedness outstanding. In the event of any distribution of assets of United Community Bank, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the depositary shares. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.
The Series I Preferred Stock may be junior in rights and preferences to future preferred stock.
The Series I Preferred Stock may be junior to preferred stock we issue in the future which by its terms is expressly senior to the Series I Preferred Stock. The terms of any of our future preferred stock expressly senior to the Series I Preferred Stock may restrict dividend payments on the Series I Preferred Stock. In this case, unless full dividends for any outstanding preferred stock senior to the Series I Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series I Preferred Stock, and no shares of the Series I Preferred Stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series I Preferred Stock not being paid or the Series I Preferred Stock not being redeemed.
We may be able to redeem the Series I Preferred Stock prior to September 15, 2025.
By its terms, the Series I Preferred Stock may be redeemed by us prior to September 15, 2025 upon the occurrence of certain events involving the capital treatment of the Series I Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a “Regulatory Capital Event,” we may, at our option, redeem in whole, but not in part, the shares of Series I Preferred Stock, subject to the approval of the Federal Reserve Board or other appropriate federal banking agency. See “Description of the Series I Preferred Stock — Redemption.”
It is possible that the Series I Preferred Stock may not satisfy the criteria for additional Tier 1 capital instruments under the applicable capital adequacy rules of the Federal Reserve Board, as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Series I Preferred Stock, or as a result of future changes in law or regulation. As a result, a “Regulatory Capital Event” could occur whereby we would have the right, subject to prior approval of the Federal Reserve Board or other appropriate federal banking agency, to redeem the Series I Preferred Stock in accordance with its terms prior to September 15, 2025 at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, whether or not declared.
We describe our redemption right under “Description of the Series I Preferred Stock — Redemption” below. If the Series I Preferred Stock is redeemed, the corresponding redemption of the depositary shares would generally be a taxable event to United States holders. In addition, United States holders might not be able to reinvest the money they receive upon redemption of the depositary shares in a similar security.
Investors should not expect us to redeem the Series I Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.
The Series I Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series I Preferred Stock may be redeemed by us at our option (i) in whole or in part, from time to time, on or after September 15, 2025 (or, if not a business day, on the next succeeding business day), or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Event. Any decision we may make at any time to propose a redemption of the Series I Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. In addition, we may be prohibited from redeeming the Series I Preferred Stock. See “— Our right to redeem the Series I Preferred Stock is subject to certain limitations, including the prior approval of the Federal Reserve Board.”

Our right to redeem the Series I Preferred Stock is subject to certain limitations, including the prior approval of the Federal Reserve Board.
Our right to redeem the Series I Preferred Stock is subject to any limitations established by the Federal Reserve Board. Under the Federal Reserve Board’s current risk-based capital rules applicable to bank holding companies, any redemption of the Series I Preferred Stock is subject to prior approval of the Federal Reserve Board. The Federal Reserve Board may not approve any redemption of the Series I Preferred Stock that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve Board may change these factors at any time.
Holders of Series I Preferred Stock will have limited voting rights.
Holders of Series I Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Series I Preferred Stock will have voting rights only as specifically required by Georgia law and as described under “Description of the Series I Preferred Stock — Voting Rights.” In addition, if dividends on the Series I Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Series I Preferred Stock, together with holders of any other series of our preferred stock ranking equal as to the payment of dividends with the Series I Preferred Stock with similar voting right, will be entitled to vote for the election of two additional directors. Holders of depositary shares must act through the depositary to exercise any voting rights of the Series I Preferred Stock.
Holders of the Series I Preferred Stock have no voting rights with respect to matters that generally require the approval of voting common shareholders. Holders of the Series I Preferred Stock will have voting rights only (i) as specifically required by Georgia law, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of senior capital stock of United, and (iv) with respect to changes to our organizational documents that would materially adversely affect the voting powers, preferences, economic rights or special rights of the Series I Preferred Stock.
Moreover, holders of depositary shares must act through the depositary to exercise any voting rights of the Series I Preferred Stock. Although each depositary share is entitled to 1/1000th of a vote, the depositary can only vote whole shares of the Series I Preferred Stock. While the depositary will vote the maximum number of whole shares of the Series I Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted. For more information about voting rights, see “Description of the Series I Preferred Stock — Voting Rights” and “Description of the Depositary Shares — Voting the Preferred Stock.”
A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series I Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.
Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series I Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series I Preferred Stock and depositary shares, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series I Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The Series I Preferred Stock and depositary shares may not have an active trading market.
The Series I Preferred Stock and the related depositary shares are new issues of securities with no established trading market. Although we plan to apply to have the depositary shares listed on Nasdaq, we may be unable to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. We do not expect that there will be any separate public trading market for the shares of Series I Preferred Stock except as represented by the depositary shares. Because the Series I Preferred Stock does not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market. In addition, we currently expect the rating of the Series I Preferred Stock, if obtained, to be below investment grade, which could adversely impact the market price of the Series I Preferred Stock and the depositary shares.
Current economic trends and pressure in the financial services industry could cause significant fluctuations in our results of operations and stock price.
The stock prices and results of operations of financial services firms, including us, have recently experienced significant price and volume fluctuations and downward pressure as a result of volatile market conditions and may continue to experience such pressures in the future. Our results of operations and the market price of our equity securities have been negatively impacted, and are likely to continue to be subject to fluctuations which may further negatively impact our operating performance or prospects. Factors that could significantly impact our results of operations and the prices of our equity securities or preferred stock include:
•
changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or asset valuations, or volatility;

•
political, constitutional and economic uncertainty arising from the participation of countries in supranational bodies such as the European Union;

•
developments in our business or in the financial sector generally;

•
regulatory changes affecting our operations;

•
the operating and securities price performance of companies that investors consider to be comparable to us; and

•
announcements of strategic developments, acquisitions, and other material events by us or our competitors.

Significant declines in results of operations or the market prices of our equity securities and preferred stock or failure of any of these items to increase could also harm our ability to recruit and retain key employees, including our executives and financial advisors and other key professional employees and those who have joined us from companies we have acquired, reduce our access to debt or equity capital, and otherwise harm our business or financial condition. In addition, we may not be able to use our equity securities or preferred stock effectively as consideration in connection with future acquisitions.
General market conditions and unpredictable factors could adversely affect market prices for the depositary shares representing interests in the Series I Preferred Stock.
There can be no assurance about the market prices for the depositary shares representing interests in the Series I Preferred Stock. Several factors, many of which are beyond our control, will influence the market value of the depositary shares. Factors that might influence the market value of the depositary shares include:
•
whether we skip or are likely to skip dividends on the Series I Preferred Stock from time to time;

•
our creditworthiness, regulatory capital levels, operating performance, financial condition and prospects;

•
the ratings of our securities provided by credit ratings agencies, including ratings on the Series I Preferred Stock and related depositary shares;

•
our issuance of additional preferred equity;

•
interest rates, generally, and expectations regarding changes in rates;

•
developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•
the market for similar bank holding company securities; and

•
economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in the offering or in the secondary market, may trade at a discount to their cost, and their value will fluctuate.
There may be future issuances or sales of Series I Preferred Stock or depositary shares, which may adversely affect the market price of the depositary shares.
We are not restricted from issuing additional Series I Preferred Stock or depositary shares or securities similar to the Series I Preferred Stock or depositary shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series I Preferred Stock or depositary shares. Holders of Series I Preferred Stock or depositary shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the depositary shares could decline as a result of sales of shares of Series I Preferred Stock or depositary shares made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares and diluting their holdings in the depositary shares.
Risks Associated with Our Business and Related to Regulatory Events
For a discussion of the risks associated with our business and industry, as well as the risks related to legislative and regulatory events, see the supplemental risk factor set forth below, as well as the section entitled “Risk Factors” in each of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which is incorporated in this prospectus supplement by reference.
As a participating lender in the SBA Paycheck Protection Program (“PPP”), the Company and the Bank are subject to risks of regulatory enforcement regarding the Bank’s processing of loans for the PPP, and recently received a Civil Investigative Demand (“CID”) from the U.S. Department of Justice (“DOJ”) regarding its PPP activities.
The Bank is a participating lender in the Small Business Administration’s (“SBA”) PPP, established by the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The Bank has funded 10,860 PPP loans for over $1.1 billion, excluding approximately $33 million previously returned by borrowers. Because of the short timeframe between the passing of the CARES Act and implementation of the PPP, some of the rules and guidance relating to PPP were issued after lenders began processing PPP applications. Also, there was and continues to be uncertainty in the laws, rules, and guidance relating to the PPP.
The PPP program may attract significant interest from federal and state enforcement authorities, oversight agencies, regulators, and Congressional committees. As previously disclosed in our Current Report on Form 8-K dated June 2, 2020, on May 27, 2020, the Bank received a CID from the DOJ pursuant to the False Claims Act, directing the Bank and its affiliated entities to produce certain documents and respond to written interrogatories relating to the PPP loans approved by the Bank, the Bank’s non-payment of fees to agents of borrowers and the Bank’s policies related to payment or non-payment of agent fees. There is risk that the DOJ, as part of this investigation, or another governmental entity as part of any subsequent investigation, could conclude there is a deficiency in the manner in which the Bank originated, funded, or serviced PPP loans. The Company cannot predict the outcome of the investigation or the effect of the findings of the DOJ investigation that is the subject of the CID, but it is possible that this matter, or any future regulatory enforcement matters, could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition, and thereby adversely affect your investment in the depositary shares.
Furthermore, state Attorneys General and other federal and state agencies may assert that they are not subject to the provisions of the CARES Act and the PPP regulations entitling the Bank to rely on borrower certifications, and take more aggressive action against the Bank for alleged violations of the provisions governing the Bank’s participation in the PPP. Federal and state regulators can impose or request that we consent to substantial sanctions, restrictions and requirements the Bank if they determine, upon examination or otherwise, violations of laws, rules or regulations with which we or the Bank must comply, or weaknesses or failures with respect to general standards of safety and soundness. Such enforcement may be formal or informal and can include directors’ resolutions, memoranda of understanding, cease and desist or consent orders, civil money penalties and termination of deposit insurance and bank closures. Any such enforcement matters could adversely affect our business, reputation, results of operation and financial condition, and thereby adversely affect your investment in the depositary shares.
Additional risks associated with our participation in the PPP are set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, under “Item 1A Risk Factors — “As a participating lender in the SBA Paycheck Protection Program (“PPP”), the Company and the Bank are subject to litigation risk regarding the Bank’s processing of loans for the PPP, reputational risk, and risk that the SBA may not fund some or all PPP loan guaranties,” which is incorporated in this prospectus supplement by reference.

USE OF PROCEEDS
The proceeds to us from this offering will be approximately $      (after deducting estimated underwriting discounts and commissions and estimated offering expenses). We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes. Such general corporate purposes could include, without limitation, funding our capital expenditures, operating expenses and working capital needs; implementing growth strategies, including opportunistic strategic acquisitions and payment of the cash consideration in the Merger; and/or repayment of our existing indebtedness.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of March 31, 2020, (1) on an actual consolidated basis and (2) on a consolidated basis, as adjusted to give effect to sale of the depositary shares in this offering and the application of the net proceeds received therefrom as set forth under “Use of Proceeds”, which does not include the sale of any depositary shares or the application of any associated net proceeds in connection with the underwriters’ option to purchase up to an additional           depositary shares.
We may pursue a senior notes offering in the near term, subject to market conditions and other factors. In such event, our as-adjusted capitalization would change, as our liabilities and cash and cash equivalents would increase.
The following table should be read in conjunction with our consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
	As of March 31, 2020
	Actual		As Adjusted for this Offering
	(unaudited) (in thousands)
Federal Home Loan Bank advances and other borrowings over one year		$0		$0
Long-term debt:
5.00% Senior Notes due 2022		50,000		50,000
5.50% Senior Notes due 2027		35,000		35,000
6.25% Subordinated Notes due 2025		11,250		11,250
4.50% Subordinated Notes due 2028		100,000		100,000
Trust preferred securities		25,002		25,002
Total long-term debt		221,252		221,252
Shareholders’ equity:
Common stock, $1 par value; 150,000,000 shares authorized; 78,283,544 and 79,013,729 shares issued and outstanding, actual and as adjusted, respectively		78,284		78,284
Common stock issuable; 591,053 and 664,640 shares		10,534		10,534
Depositary shares offered hereby		—
Capital surplus		1,478,719		1,478,719
Retained earnings		54,206
Accumulated other comprehensive income		18,868		18,868
Total shareholders’ equity		1,640,612
Total capitalization	$		$

DESCRIPTION OF CAPITAL STOCK
Description of Common Stock
Common Stock
Our authorized voting common stock consists of 150,000,000 shares, $1.00 par value per share. All voting rights are vested in the holders of the common stock. Each holder of common stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares do not have cumulative voting rights. Upon liquidation, holders of our common stock, together with any holders of the Company’s non-voting common stock, any participating preferred stock, will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of any preferred stock, all of our assets available for distribution, in cash or in kind.
Subject to the rights of any holders of our preferred stock to receive dividends, all shares of our common stock, together with any shares of our non-voting common stock and any participating preferred stock, are entitled to share equally in any dividends that our Board of Directors may declare on our common stock, any non-voting common stock, any participating preferred stock from sources legally available for distribution.
As of April 30, 2020, 78,290,267 shares of the common stock were issued and outstanding, exclusive of 596,902 shares of common stock issuable under our deferred compensation plan and 764,828 shares of common stock that may be issued upon the vesting of restricted stock and restricted stock units.
Non-Voting Common Stock
General.   Our authorized non-voting common stock consists of 26,000,000 shares, $1.00 par value per share. Except with respect to voting rights and as specifically set forth below, the non-voting common stock has the same designations, powers, preferences, limitations, restrictions, and relative rights as, and is identical in all respects to, our common stock. As of April 30, 2020, no shares of non-voting common stock were issued and outstanding.
No Voting Rights.   Except as required by Georgia law or our Articles, holders of the non-voting common stock have no right to vote on any matter submitted to a vote at a meeting of our shareholders. The Articles provide that, in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of the non-voting common stock, voting separately as a class, will be required to amend, alter or repeal any provision of the Articles that significantly and adversely affects the rights, preferences or privileges of the non-voting common stock.
Dividends.   Subject to the preferential dividend rights, if any, of any preferred stock of United, the holders of non-voting common stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors on the common stock. If a dividend is declared and paid with respect to the common stock, then the board of directors will declare and pay an equivalent dividend, on a per share basis, to the non-voting common stock. Likewise, if the board of directors declares and pays a dividend on the non-voting common stock, it will declare and pay an equivalent dividend, on a per share basis, on the common stock.
Distributions.   After distribution in full of any preferential amount to be distributed to the holders of preferred stock of United, holders of non-voting common stock and common stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of our remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of shares of common stock and non-voting common stock held by them.
Adjustments.   In the event of any stock split, combination or other reclassification of either the common stock or the non-voting common stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner, provided that in any such transaction, only holders of common stock will receive shares of common stock and only holders of non-voting common stock will receive shares of non-voting common stock.

Conversion.   The non-voting common stock may be converted into common stock by any holder of non-voting common stock, other than the initial holder of such non-voting common stock or an affiliate thereof, who acquires one or more shares of non-voting common stock in an “Approved Transfer.” An “Approved Transfer” means a sale or other transfer (i) to an affiliate of the holder of the non-voting common stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of the applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act; (iii) to a person that is acquiring at least a majority of our outstanding “voting securities” (as defined in the Bank Holding Company Act and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the non-voting common stock to be transferred or its affiliates; or (iv) upon certification by the holder of the non-voting common stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the Bank Holding Company Act, or the Change of Bank Control Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.
Mergers, Consolidations, Etc.   In the event of any merger, consolidation, reclassification or other transaction in which the shares of our common stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of non-voting common stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of common stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the non-voting common stock will be non-voting securities under the resulting corporation’s organization documents and United will make appropriate provisions and take such actions necessary to ensure that holders of the non-voting common stock will retain securities with substantially the same rights and benefits as the non-voting common stock. In the event the holders of common stock are provided the right to convert or exchange common stock for stock or securities, cash and/or any other property, then the holders of the non-voting common stock will be provided the same right based upon the number of shares of common stock such holders would be entitled to receive if such shares of non-voting common stock were converted into shares of common stock immediately prior to such offering. In the event that United offers to repurchase shares of common stock from its shareholders generally, United will offer to repurchase non-voting common stock pro rata based upon the number of shares of common stock such holders would be entitled to receive if such shares were converted into shares of common stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of common stock, United will provide the holders of the non-voting common stock the right to participate based upon the number of shares of common stock such holders would be entitled to receive if such shares were converted into shares of common stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the non-voting common stock will be issued in the form of non-voting common stock rather than common stock.
Restrictions on Transfer.   Shares of the non-voting common stock may only be transferred in an Approved Transfer, as described above.
Description of Preferred Stock
Under our Articles, we have the authority to issue up to 10,000,000 shares of preferred stock, $1.00 par value per share, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as our board of directors may determine, subject to limitations set forth in our Articles. The preferred stock may be issued for any lawful corporate purpose without further action by our shareholders. The issuance of any preferred stock having conversion rights might have the effect of diluting the interests of our other shareholders. In addition, shares of preferred stock could be issued with rights, privileges and preferences which would deter a tender or exchange offer or discourage the acquisition of control of United.
Of such authorized number of shares of preferred stock, (i) 1,000,000 shares of junior preferred stock are authorized, with no shares issued or outstanding; (ii) 287,411 shares of Series A Preferred Stock are authorized, with no shares issued and outstanding; (iii) 180,000 shares of Series B Preferred Stock are authorized, with no shares issued and outstanding; (iv) 65,000 shares of Series I Preferred Stock are authorized, with no shares issued and outstanding; (v) 25,000 shares of Series D Preferred Stock are authorized, with no shares issued and outstanding; (vi) 1,000,000 shares of Series E Preferred Stock are authorized, with no shares issued and outstanding; (vii) 195,872 shares of Series F Preferred Stock are authorized, with no shares issued and outstanding; (viii) 151,185 shares of Series G Preferred Stock are authorized, with no shares issued and outstanding; and (ix) 9,992 shares of Series H Preferred Stock are authorized, with no shares issued and outstanding.

DESCRIPTION OF THE SERIES I PREFERRED STOCK
This prospectus supplement summarizes specific terms and provisions of the Series I Preferred Stock. The following summary of the terms and provisions of the Series I Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our restated certificate of incorporation and the certificate of designations creating the Series I Preferred Stock, which will be included as an exhibit to a Current Report on Form 8-K filed with the SEC.
Overview
Our authorized capital stock includes 10,000,000 shares of preferred stock, par value $1.00 per share, of which: (i) 1,000,000 shares of junior preferred stock are authorized, with no shares issued or outstanding; (ii) 287,411 shares of Series A Preferred Stock are authorized, with no shares issued and outstanding; (iii) 180,000 shares of Series B Preferred Stock are authorized, with no shares issued and outstanding; (iv) 65,000 shares of Series I Preferred Stock are authorized, with no shares issued and outstanding; (v) 25,000 shares of Series D Preferred Stock are authorized, with no shares issued and outstanding; (vi) 1,000,000 shares of Series E Preferred Stock are authorized, with no shares issued and outstanding; (vii) 195,872 shares of Series F Preferred Stock are authorized, with no shares issued and outstanding; (viii) 151,185 shares of Series G Preferred Stock are authorized, with no shares issued and outstanding; and (ix) 9,992 shares of Series H Preferred Stock are authorized, with no shares issued and outstanding. The Series I Preferred Stock is part of a new single series of authorized preferred stock consisting of           shares.
We are offering           depositary shares, representing           shares of Series I Preferred Stock. The underwriters may also purchase up to an additional           depositary shares, representing an additional           shares of Series I Preferred Stock, from us at the public offering price less the underwriting discount within 30 days from the date of this prospectus supplement. As described in the accompanying prospectus, we may from time to time, without notice to or the consent of holders of Series I Preferred Stock, issue additional shares of Series I Preferred Stock or other series of preferred stock. Any additional shares of Series I Preferred Stock would be deemed to form a single series with the Series I Preferred Stock offered by this prospectus supplement.
The depositary will be the sole holder of the Series I Preferred Stock, as described under “Description of the Depositary Shares,” and all references in this prospectus supplement to the holders of the Series I Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of Series I Preferred Stock, as described under “Description of the Depositary Shares.”
Shares of the Series I Preferred Stock will rank with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of United:
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junior to our secured and unsecured debt;

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senior to our common stock and any other series of our junior stock that may be issued in the future;

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equally with parity stock and each other series of our preferred stock that by its terms is expressly stated to be on parity with the Series I Preferred Stock; and

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junior to any preferred stock that by its terms is expressly stated to be senior to the Series I Preferred Stock.

The Series I Preferred Stock will be fully paid and nonassessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of Series I Preferred Stock will not have preemptive or subscription rights to acquire more stock of United.
The Series I Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of United. The Series I Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of United to redeem or repurchase the Series I

Preferred Stock. The Series I Preferred Stock represents non-withdrawable capital, is not a bank deposit and is not insured by the FDIC or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank.
Dividends
Dividends on shares of the Series I Preferred Stock will not be mandatory or cumulative. In addition, under the Federal Reserve Board’s risk-based capital rules related to additional tier 1 capital instruments, dividends on the Preferred Stock may only be paid out of our net income, retained earnings, or surplus related to other additional tier 1 capital instruments. Holders of Series I Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, non-cumulative cash dividends from the original issue date, quarterly in arrears on the March 15, June 15, September 15 and December 15 of each year (each, a dividend payment date), commencing on September 15, 2020. These dividends will accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to     % (equivalent to $       per depositary share per annum). Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. In the event that we issue additional shares of Series I Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. Payment dates are subject to adjustment for business days.
Dividends will be payable to holders of record of Series I Preferred Stock as they appear on the stock register on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 days nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares will be the same as the record dates for the Series I Preferred Stock.
A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series I Preferred Stock and will end on and exclude the September 15, 2020 dividend payment date. Dividends payable on the Series I Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. For the avoidance of doubt, the succeeding dividend period will be from, and including, the previous dividend payment date (that was not a business day) to, but excluding the next succeeding dividend period’s dividend payment date. “Business day” means any weekday that is not a day on which banking institutions in New York City are generally authorized or obligated by law, regulation or executive order to close.
Dividends on shares of Series I Preferred Stock will not be cumulative. Accordingly, if our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series I Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series I Preferred Stock are declared for any future dividend period.
So long as any share of Series I Preferred Stock remains outstanding, (i) no dividend shall be paid or declared on our common stock or any other shares of our junior stock (as defined below) (other than a dividend payable solely in junior stock), (ii) no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such junior stock by us and (iii) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series I Preferred Stock and such parity stock except by conversion into or exchange for junior stock unless, in each case, the full dividends for the latest completed dividend period on all outstanding shares of Series I Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of United, or any of our other affiliates, to engage in any market-making transactions in our junior stock in the ordinary course of business.
As used in this prospectus supplement, “junior stock” means any class or series of stock of United that ranks junior to the Series I Preferred Stock as to the payment of dividends and/or as to the distribution of assets upon any liquidation, dissolution or winding-up of United. Junior stock includes our voting and non-voting common stock.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series I Preferred Stock, on a dividend payment date falling within the related dividend period for the Series I Preferred Stock) in full on the Series I Preferred Stock and any shares of parity stock, all dividends declared on the Series I Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series I Preferred Stock, on a dividend payment date falling within the related dividend period for the Series I Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series I Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series I Preferred Stock, on a dividend payment date falling within the related dividend period for the Series I Preferred Stock) bear to each other.
As used in this prospectus supplement, “parity stock” means any other class or series of stock of United that ranks equally with the Series I Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of United. We currently have no parity stock.
Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series I Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series I Preferred Stock shall not be entitled to participate in any such dividend.
We will not be able to declare, pay, or set aside payment for dividends if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations. The certificate of designations creating the Series I Preferred Stock provides that dividends on the Series I Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with applicable capital adequacy guidelines.
Dividends on shares of the Series I Preferred Stock that are redeemed will cease to accrue on the redemption date, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series I Preferred Stock called for redemption.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of United, holders of Series I Preferred Stock are entitled to receive out of assets of United or proceeds thereof available for distribution to shareholders, after satisfaction of all liabilities and obligations to creditors, before any distribution of such assets or proceeds is made to or set aside for holders of common stock or of any of our other shares of stock ranking junior as to such a distribution to the shares of Series I Preferred Stock, and subject to the rights of the holders of any parity stock upon liquidation, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series I Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of United or proceeds thereof are not sufficient to pay the liquidation preferences in full to all holders of Series I Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series I Preferred Stock, the amounts paid to the holders of Series I Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Series I Preferred Stock and any other shares of our stock ranking equally as to the liquidation distribution, the holders of our other stock shall be entitled to receive all remaining assets of United or proceeds thereof according to their respective rights and preferences.
For purposes of this section, our consolidation or merger with one or more other entities, including a merger or consolidation in which the holders of Series I Preferred Stock receive cash, securities or property for the shares, or the sale, lease or exchange of all or substantially all of the assets of United for cash, securities or other property, shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.
Because we are a holding company, our rights and the rights of our creditors and shareholders, including the holders of the Series I Preferred Stock, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Redemption
The Series I Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. We may, at our option, redeem the Series I Preferred Stock (i) in whole or in part, from time to time, on any date on or after September 15, 2025 (or, if not a business day, on the next succeeding business day), or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Event, in each case, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to, but excluding, the redemption date, whether or not declared. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date. Holders of Series I Preferred Stock will have no right to require the redemption or repurchase of the Series I Preferred Stock.
We are a bank holding company and a financial holding company regulated by the Federal Reserve Board. We intend to treat the Series I Preferred Stock as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency).
A “Regulatory Capital Event” means the good faith determination by United that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series I Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series I Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series I Preferred Stock, there is more than an insubstantial risk that United will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series I Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series I Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

We will not exercise our option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we will redeem the Series I Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element (for example, common stock or another series of noncumulative perpetual preferred stock).
If shares of Series I Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series I Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof; provided that, if the depositary shares representing the Series I Preferred Stock are held in global form through The Depository Trust Company, or “DTC,” we may give such notice at such time and in any manner permitted by DTC. Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of Series I Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

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the redemption price; and

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the place or places where holders may surrender certificates evidencing shares of Series I Preferred Stock for payment of the redemption price.

If notice of redemption of any shares of Series I Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series I Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series I Preferred Stock, such shares of Series I Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In case of any redemption of only part of the shares of the Series I Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
Holders of the Series I Preferred Stock will have no right to require the redemption or repurchase of the Series I Preferred Stock, and should not expect such redemption or repurchase.
See “Description of the Depositary Shares” below for information about redemption of the depositary shares relating to our Series I Preferred Stock.
Voting Rights
Except as provided below or as required by law, the holders of Series I Preferred Stock will have no voting rights.
Whenever dividends on any Series I Preferred Stock or any other series of voting preferred stock (as defined herein) shall have not been declared and paid in an aggregate amount equal to full dividends for at least six quarterly dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such Series I preferred stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote (in proportion to their respective stated amounts) for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series I Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the Series I Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods following the Nonpayment shall have been fully paid.
As used in this prospectus supplement, “voting preferred stock” means any other class or series of our preferred stock ranking equally with the Series I Preferred Stock either as to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable.
If and when dividends for at least four consecutive quarterly dividend periods following a Nonpayment have been paid in full, the holders of the Series I Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a Nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed. Any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding Series I Preferred Stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts, when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) shall be filled by the written consent of the Preferred Stock Director remaining in office, or, solely in the case where no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding Series I Preferred Stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
So long as any Series I Preferred Stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series I Preferred Stock and all other series of voting preferred stock entitled to vote thereon (voting together as a single class in proportion to their respective stated amounts), given in person or by proxy, either in writing or at a meeting:
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amend or alter the provisions of our restated articles of incorporation or the certificate of designations for the Series I Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series or any securities convertible into shares of any class or series of stock ranking senior to the Series I Preferred Stock with respect to payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up;

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amend, alter or repeal the provisions of our restated articles of incorporation, the certificate of designations for the Series I Preferred Stock or our amended and restated bylaws so as to materially and adversely affect the special rights, preferences, and voting powers of the Series I Preferred Stock, taken as a whole; or

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consummate (i) a binding share exchange or reclassification involving the Series I Preferred Stock, (ii) our merger or consolidation with another entity or (iii) a conversion, transfer, domestication or continuance into another entity or an entity organized under the laws of another jurisdiction, unless in each case (x) the shares of Series I Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification or merger or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is organized under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development, and (y) such shares of Series I Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, and voting powers of the Series I Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that any increase in the number of the authorized or issued shares of Series I Preferred Stock or the authorized number of shares of preferred stock or the creation and issuance, or an increase in the authorized or issued number of shares of, other series of preferred stock that does not rank senior to the Series I Preferred Stock with respect to either the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to materially and adversely affect the special rights, preferences, or voting powers of the Series I Preferred Stock.
If an amendment, alteration, repeal, share exchange, reclassification, merger, consolidation, conversion, transfer, domestication or continuance described above would materially and adversely affect the rights, preferences or voting powers of one or more, but not all, series of voting preferred stock (including the Series I Preferred Stock for this purpose), then only the series the rights, preferences or voting powers of which are materially and adversely affected by such event and entitled to vote shall vote as a class in lieu of all series of voting preferred stock.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series I Preferred Stock shall have been redeemed or called for redemption upon proper notice, and sufficient funds shall have been set aside by us for the benefit of the holders of Series I Preferred Stock to effect such redemption.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of the Series I Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at www.ucbi.com (or other permissible means under the Exchange Act) to all holders of the Series I Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of the Series I Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series I Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Preemptive and Conversion Rights
The holders of the Series I Preferred Stock do not have any preemptive or conversion rights.
Additional Classes or Series of Stock
We will have the right to authorize and issue additional classes or series of stock ranking equally with or junior to the Series I Preferred Stock as to dividends or distribution of assets upon our liquidation, dissolution, or winding up without the consent of the holders of the Series I Preferred Stock, or the holders of the related depositary shares.
Transfer Agent, Registrar
Continental Stock Transfer & Trust Co. will be the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series I Preferred Stock.
Governing Law
The Series I Preferred Stock will be governed by Georgia law.

DESCRIPTION OF THE DEPOSITARY SHARES
This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series I Preferred Stock. The following summary of the terms and provisions of the depositary shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the deposit agreement, which will be included as an exhibit to a Current Report on Form 8-K filed with the SEC.
General
We are issuing fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a 1/1000th ownership interest in a share of Series I Preferred Stock, and will be evidenced by a depositary receipt. The shares of Series I Preferred Stock represented by depositary shares will be deposited under a deposit agreement among United and Continental Stock Transfer & Trust Co., as depositary, and the holders from time to time of the depositary receipts described therein. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series I Preferred Stock represented by such depositary share, to all the rights and preferences of the Series I Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
Immediately following the issuance of the Series I Preferred Stock, we will deposit the Series I Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in this prospectus supplement.
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the depositary. However, any amendment that materially and adversely alters any right of the holders of depositary shares will not be effective unless the holders of at least two-thirds of the depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares to surrender such depositary shares to the depositary with instructions to deliver to such holder shares of the Series I Preferred Stock, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.
The deposit agreement may be terminated if:
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all outstanding depositary shares have been redeemed;

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a final distribution in respect of the Series I Preferred Stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of United;

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consent of the holders of at least two-thirds of the depositary shares outstanding is obtained; or

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there is a material breach of the deposit agreement by either party which is not cured by the breaching party within a period not to exceed thirty (30) days after the date of written notice by one of the other parties.

Please note that in this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders set forth below under “Book-Entry Procedures and Settlement.”
Dividends and Other Distributions
Each dividend on a depositary share will be in an amount equal to 1/1000th of the dividend declared per share of the Series I Preferred Stock.
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series I Preferred Stock to the record holders of depositary shares relating to the underlying Series I Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares in proportion to the number of depositary shares held by the holders, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, adopt such method as it deems equitable and practicable, including selling the property and distributing the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.
If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series I Preferred Stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If we redeem the Series I Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series I Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1000th of the redemption price per share payable with respect to the Series I Preferred Stock (or $25 per depositary share). Whenever we redeem shares of Series I Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series I Preferred Stock so redeemed.
In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, we will redeem depositary shares only in increments of 1,000 shares and any integral multiple thereof. The depositary will provide notice of redemption to record holders of the depositary shares not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series I Preferred Stock and the related depositary shares.
Voting the Series I Preferred Stock
Because each depositary share represents a 1/1000th interest in a share of the Series I Preferred Stock, holders of depositary receipts will be entitled to 1/1000th of a vote per depositary share under those limited circumstances in which holders of the Series I Preferred Stock are entitled to a vote, as described above in “Description of the Series I Preferred Stock — Voting Rights.”
When the depositary receives notice of any meeting at which the holders of Series I Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series I Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series I Preferred Stock, may instruct the depositary to vote the amount of Series I Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of Series I Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series I Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.
Listing
We intend to apply to list the depositary shares on Nasdaq. If the application is approved, we expect trading to begin within 30 days of the initial delivery of the depositary shares. Listing the depositary shares does not guarantee the development of a trading market or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the shares of Series I Preferred Stock except as represented by the depositary shares.
Form and Notices
The Series I Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in registered form to a nominee of DTC. DTC will credit beneficial interests in the depositary shares in book-entry only form through its facilities, as described below in “Book-Entry Procedures and Settlement.” The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series I Preferred Stock.
Depositary
Continental Stock Transfer & Trust Co. will be the depositary for the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT
The depositary shares will be issued in the form of one or more global depositary receipts registered in the name of Cede & Co., as a nominee for DTC.
Following the issuance of the depositary shares, DTC will credit the accounts of its participants with the depositary shares upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in DTC can hold beneficial interests in the depositary receipts. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in the depositary shares, so long as the depositary shares are represented by global depositary receipts.
So long as DTC or its nominee is the registered owner of the global depositary receipts, United and Continental Stock Transfer & Trust Co. will treat DTC as the sole owner or holder of the depositary shares. Therefore, except as set forth below, you will not be entitled to have depositary shares registered in your name or to receive physical delivery of the global depositary receipts or the Preferred Stock. Accordingly, you will have to rely on the procedures of DTC and the participant in DTC through whom you hold your beneficial interest in order to exercise any rights of a holder of depositary shares. We understand that under existing practices, DTC would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.
You may elect to hold interests in the global depositary receipts either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
As long as the Series I Preferred Stock is registered in the name of Continental Stock Transfer & Trust Co., acting as depositary, and the depositary shares are represented by the global depositary receipts registered in the name of DTC, we will pay dividends on the Series I Preferred Stock represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither United nor Continental Stock Transfer & Trust Co. will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC, Clearstream or Euroclear, as applicable, and their participants.
If we determine to replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners, the underlying shares of the Series I Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the deposit agreement. You may also request to replace your book-entry depositary receipts with certificated depositary receipts registered in your name as beneficial owner. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of the Series I Preferred Stock and any money or property represented by the depositary shares.
Only whole shares of the Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of 1,000 depositary shares, the depositary will deliver, along with the withdrawn shares of the Series I Preferred Stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Series I Preferred Stock will not be entitled to redeposit those shares or to receive depositary shares.
Settlement
You will be required to make your initial payment for the depositary shares in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of depositary shares received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such depositary shares settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of depositary shares by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of depositary shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Notices
So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury (“Treasury”) regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect. U.S. federal estate and gift, state, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships, S corporations or other pass-through entities, dealers in securities or currencies, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” and who purchase the depositary shares in the initial offering at the initial offering price.
As used herein, the term “U.S. holder” means a beneficial owner of depositary shares that is for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of depositary shares that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of depositary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the depositary shares.
Beneficial owners of depositary shares will be treated as owners of the underlying Series I Preferred Stock for U.S. federal income tax purposes.
Each potential investor should consult with its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the depositary shares.
U.S. Holders
Dividends.   Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.
Distributions constituting dividend income received by a non-corporate U.S. holder in respect of the depositary shares will generally be treated as “qualified dividend income” that is taxable at the preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. Moreover, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 50% dividends-received deduction, subject to various limitations. A corporate U.S. holder may not be entitled to the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective U.S. corporate investors should consider the effect of:
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Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the depositary shares;

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Section 246(c) of the Code, which, in part, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum required holding period (generally, at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which the share becomes ex-dividend with respect to such dividend); and

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Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Dividends that exceed thresholds in relation to your tax basis in the depositary shares could be characterized as an “extraordinary dividend” under the Code. A corporate U.S. holder will be required to reduce its tax basis (but not below zero) in the depositary shares by the nontaxed portion of any extraordinary dividend if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction.
An extraordinary dividend generally would be a dividend that:
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in the case of the Preferred Stock, equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

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exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all shareholders or in partial liquidation of the corporation, regardless of the shareholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.
A U.S. holder should consult its own tax advisors regarding the availability of the reduced dividend tax rate and the dividends-received deduction in the light of its particular circumstances.
Sale or Other Taxable Disposition of the Depositary Shares.   A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at preferential rates. The deductibility of net capital losses is subject to limitations.
Redemption of the Depositary Shares.   The tax treatment of any redemption by us of our depositary shares from a U.S. holder depends on the particular facts as to such U.S. holder at the time of redemption.
In general, a U.S. holder of our depositary shares will recognize capital gain or loss measured by the difference between the amount received by the U.S. holder of such depositary shares upon the redemption and such U.S. holder’s adjusted tax basis in the depositary shares redeemed if such redemption (i) results in a “complete termination” of the U.S. holder’s interest in all classes of our shares, (ii) is a “substantially disproportionate” redemption with respect to such U.S. holder, (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder of the depositary shares, or (iv) is a redemption of stock held by a non-corporate shareholder where such redemption results in a partial liquidation. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. The U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. holder by certain constructive ownership rules.
If the redemption does not meet any of the tests for exchange treatment, then the redemption proceeds received by a holder will be treated as a distribution on our shares and will be taxable as described under the caption “U.S. Holders — Dividends” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you are urged to consult your own tax advisors regarding the allocation of your tax basis in the redeemed depositary shares to other shares of Company securities that you own.
Information Reporting and Backup Withholding on U.S. holders.   In general, U.S. holders may be subject to information reporting and backup withholding when such U.S. holder receives payments of dividends on the depositary shares and certain payments of proceeds on the sale or redemption of the depositary shares, unless such U.S. holder is an exempt recipient (such as, among others, a corporation) and, when required, provides evidence of such exemption. A non-exempt U.S. holder will be subject to backup withholding if such U.S. holder:
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fails to furnish its taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

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furnishes an incorrect TIN;

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is notified by the IRS that the U.S. holder has failed to properly report payments of interest or dividends; or

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fails to certify, under penalties of perjury, that the U.S. holder is a U.S. person, has furnished a correct TIN and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the Internal Revenue Service (the “IRS”) in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.
Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to U.S. holders and certain payments of proceeds to U.S. holders on the sale or redemption of the depositary shares, unless the U.S. holder is an exempt recipient, such as a corporation.
Medicare Tax.   A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of depositary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the depositary shares.

Non-U.S. Holders
The discussion in this section is addressed to non-U.S. holders of the depositary shares. For this purpose, a non-U.S. holder is a beneficial owner of depositary shares other than a U.S. holder or a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as those special classes of holders described in the initial paragraph under “Certain U.S. Material Federal Income Tax Consequences” above, nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens, corporations that are treated as domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies and foreign holders that are owned or controlled by U.S. holders. Persons considering the purchase of depositary shares should consult their own tax advisors regarding the application of U.S. federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction or under an applicable tax treaty.
Dividends.   Generally, dividends paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes a properly completed IRS Form W-8 (or suitable successor or substitute form) certifying that such holder is eligible for treaty benefits. However, dividends that are effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States, the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI) and generally will be subject to U.S. federal income tax on a net income basis at applicable graduated individual rates or the corporate rate. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may under certain circumstances be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable tax treaty). A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Prospective investors should consult their own tax advisors regarding the certification requirements for non-U.S. holders.
Sale or Exchange of the Depositary Shares (Including Redemptions that Qualify for Exchange Treatment). A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange or redemption of the depositary shares so long as:
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the gain is not effectively connected with a U.S. trade or business of the non-U.S. holder (or, if required by an applicable tax treaty, the gain is not attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder);

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in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition; and

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the depositary shares do not constitute U.S. real property interests in a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares. We do not believe that we currently are a USRPHC or that we will become one in the future.

If such gain is effectively connected with a U.S. trade or business of a non-U.S. holder (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States), the non-U.S. holder will be subject to U.S. federal income tax on the net gain derived from the disposition at the applicable individual or corporate rates and, in the case of a non-U.S. holder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If the non-U.S. holder is a nonresident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the sale or disposition, and certain other conditions are met, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S.-source capital losses (even though the non-U.S. holder is not considered a resident of the United States) for the taxable year, provided that the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses.
Redemption of the Depositary Shares.   The tax treatment of any redemption by us of our depositary shares from a non-U.S. holder depends on the particular facts as to such non-U.S. holder at the time of redemption.
In general, a non-U.S. holder of our depositary shares will be subject to tax as described under the caption “Non-U.S. Holders — Sale or Exchange of the Depositary Shares (Including Redemptions that Qualify for Exchange Treatment)” above if such redemption (i) results in a “complete termination” of the non-U.S. holder’s interest in all classes of our shares, (ii) is a “substantially disproportionate” redemption with respect to such non-U.S. holder, (iii) is “not essentially equivalent to a dividend” with respect to the non-U.S. holder of the depositary shares, or (iv) is a redemption of stock held by a non-corporate shareholder where such redemption results in a partial liquidation. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such non-U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. The non-U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such non-U.S. holder by certain constructive ownership rules.
If the redemption does not meet any of the tests for exchange treatment, then the redemption proceeds received by a holder will be treated as a distribution on our shares and will be taxable as described under the caption “Non-U.S. Holders — Dividends” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you are urged to consult your own tax advisors regarding the allocation of your tax basis in the redeemed depositary shares to other shares of Company securities that you own.
Information Reporting and Backup Withholding on non-U.S. holders.   Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor the appropriate IRS Form W-8 (or suitable successor or substitute form) certifying as to their non-U.S. status, or such non-U.S. holders otherwise establish an exemption.
Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on the appropriate IRS Form W-8 (or suitable successor or substitute form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker. Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS.
Foreign Account Tax Compliance Act (“FATCA”)
Withholding at a rate of 30% will generally be required under provisions of the Code commonly referred to as “FATCA” on dividends in respect of the depositary shares if such depositary shares are held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the depositary shares are held will affect the determination of whether such withholding is required. Similarly, payments in respect of depositary shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to FATCA withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Treasury Department. Under proposed regulations promulgated by the Treasury Department, on which taxpayers may rely until final regulations are issued, FATCA withholding will not be imposed on gross proceeds from any sale or other disposition of the depositary shares. We will not pay any additional amounts to holders of depositary shares in respect of any amounts withheld. You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the depositary shares.

CERTAIN ERISA CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s (as defined below) particular circumstances before authorizing an investment in the depositary shares. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing such a Plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio. Each investor and holder of these depositary shares has responsibility for ensuring that its purchase, holding and disposition of the depositary shares do not violate the applicable fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws (as defined below). The sale of any of the depositary shares to any Plan or a plan subject to Similar Laws is in no respect a representation by us, any of the underwriters or any of our or their affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to, investments by Plans generally or any particular Plan.
Certain provisions of ERISA and the Code prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts), and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (collectively, “Plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Code with respect to the Plan or entity. A violation of these “prohibited transaction” rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal, local or non-U.S. law (“Similar Laws”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or Similar Laws apply, proposing to acquire depositary shares should consult with its legal counsel.
Without limiting the foregoing, we have subsidiaries that provide services to many employee benefit plans and we may therefore be considered a “party in interest” and a “disqualified person” to a large number of Plans. A purchase of the depository shares by or on behalf of any such Plan could result in a prohibited transaction between the Plan and United unless exemptive relief is available under an applicable exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of depository shares. Those PTCEs include, without limitation:
•
PTCE 96-23 for certain transaction determined by in-house asset managers;

•
PTCE 95-60 for certain transactions involving insurance company general accounts;

•
PTCE 91-38 for certain transactions involving bank collective investment funds;

•
PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; and

•
PTCE 84-14 for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide a limited exemption for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to plans or being an affiliate of such a service provider. No assurance can be or is made that all of the conditions of any such exemptions or any other statutory or class exemptions will be available or satisfied with respect to transactions involving the depository shares.
A fiduciary of a Plan should consider the application of the rules and exemptions referred to above to the potential redemption of the depositary shares by United, in addition to the purchase, holding and disposition of the depository shares or the exercising of any rights related thereto by the Plan. The individual making the decision on behalf of a Plan or governmental or other plan subject to Similar Laws shall be deemed, on behalf of the individual and the Plan or governmental plan or other plan subject to Similar Laws, by purchasing or holding the depositary shares, or exercising any rights related thereto, to represent and warrant to United that none of the purchase, holding or disposition of the depositary shares or the exercise of any rights related to the depositary shares will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan or other plan not subject to ERISA or the Code, under any applicable Similar Laws or regulation). Any other investor in the depository shares will be deemed to have represented and warranted to United that it is not a Plan subject to Title I of ERISA or Section 4975 of the Code and it is not purchasing such shares on behalf of, or with “plan assets” of, any such Plan. In addition, each investor that is a Plan will be deemed to represent and warrant that neither we nor the underwriters are or will be a fiduciary with respect to the investor’s decision regarding its investment in the depositary shares or the exercise of any rights related thereto.
The foregoing is merely a summary, and should not be construed as legal advice or as complete in all relevant respects.

UNDERWRITING
We have entered into an underwriting agreement dated June   , 2020 with the underwriters named below. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from us, the number of depositary shares, each representing a 1/1000th interest in a share of the Series I Preferred Stock, shown opposite its name below, at the public offering price, less the underwriting discount, both on the cover page of this prospectus supplement. Keefe, Bruyette & Woods, Inc. is acting as representative of the underwriters.
Underwriter	Principal Amount of Depositary Shares
Keefe, Bruyette & Woods, Inc.	$
BofA Securities, Inc.	$
Morgan Stanley & Co. LLC	$
Wells Fargo Securities, LLC	$
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of these depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional        depositary shares from us at the public offering price less the underwriting discount. To the extent such option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase depositary shares approximately proportionate to such underwriter’s initial purchase commitment.
Commissions and Discounts
The underwriters propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the depositary shares to dealers at the public offering price less a concession not to exceed $      per depositary share sold to investors. The underwriters may allow, and such dealers may reallow, a concession not in excess of $      per depository share sold to investors. After the initial offering of the depositary shares to the public, the representatives may change the public offering price, concession and discount.
	Per Depositary Share	No Exercise	Full Exercise
Public offering price	%	$	$
Underwriting discount	%	$	$
Proceeds, before expenses, to us	%	$	$
The expenses of the offering, not including the underwriting discount, are estimated at $      and are payable by us.

In addition, we have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel.
Nasdaq Global Select Market Listing
Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series I Preferred Stock except as represented by the depositary shares. We intend to apply to list the depositary shares on Nasdaq under the symbol “UCBIO.” If the application is approved, we expect trading of the depositary shares on Nasdaq to begin within 30 days after the initial delivery of the depositary shares.
Clear-Market
We have agreed that, from the date of the underwriting agreement and for a period of 30 days after the date of this prospectus supplement, we will not, without the prior written consent of the representatives, directly or indirectly, issue, offer, sell, offer to sell, or grant any option to sell, pledge, transfer or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertaking of such preferred stock or other securities, in each case that are substantially similar to the Series I Preferred Stock, or any securities exchangeable for or convertible into the preferred stock or such substantially similar securities.
Price Stabilization, Short Positions
In connection with the offering, the underwriters may purchase and sell the depositary shares or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of depositary shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the depositary shares or our common stock prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Delayed Settlement
It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on the date hereof or the next two succeeding business days will be required, by virtue of the fact that the securities initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in Canada
The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the EEA and UK
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any depositary shares to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For the purposes of this provision:
(a)
The expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (1) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Notice to Prospective Investors in the United Kingdom
Each underwriter has, severally and not jointly, represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong
The depositary shares may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.
Singapore Securities and Futures Act Product Classification.   Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Directed Share Program
At our request, the underwriters have reserved up to 3% of the depositary shares offered in this offering for sale, at the public offering price, to certain of our directors, officers, employees and other persons having a relationship with us, through a directed share program. We do not know if these persons will choose to purchase all or any portion of the reserved depositary shares, but the number of depositary shares available for sale to the public will be reduced to the extent these persons purchase the reserved depositary shares. Any reserved depositary shares not purchased will be offered by the underwriters to the general public on the same terms as all other shares of depositary shares offered.

LEGAL MATTERS
The validity of the Series I Preferred Stock and the related depositary shares offered hereby has been passed upon for us by Squire Patton Boggs (US) LLP, Atlanta, Georgia. Certain legal matters related to the offering will be passed upon for the underwriters by Kilpatrick Townsend & Stockton LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
Common Stock, Preferred Stock, Depositary Shares, Debt
Securities and Warrants
The following are the types of securities that we may offer and sell from time to time:
•
shares of common stock, $1.00 par value per share;

•
shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

•
depositary shares representing preferred stock;

•
debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;

•
warrants to purchase our common stock or preferred stock; and

•
any combination of the foregoing securities.

This prospectus provides you with a general description of the securities we may offer.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI.” We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering. The specific terms for each security will be included in a prospectus supplement that will contain information on the offering terms, the initial public offering price, and the net proceeds we will receive from securities sales.
For more detail, see “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares Representing Preferred Stock,” “Description of Debt Securities” and “Description of Warrants.”
Investing in our securities involves a high degree of risk. We urge you to read carefully the sections entitled “Risk Factors” beginning on page 4 and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference, before you decide to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. An investment in securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

We may sell securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from securities sales will be the initial public offering price minus any applicable underwriter’s discount, agent’s commission and other offering expenses.
The date of this prospectus is June 3, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that United Community Banks, Inc. filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. We may sell:
•
shares of common stock, $1.00 par value per share;

•
shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

•
depositary shares representing preferred stock;

•
debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;

•
warrants to purchase our common stock or preferred stock; and

•
any combination of the foregoing securities.

To understand the terms of the securities issuable under this prospectus, you should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus we may authorize to be delivered to you. This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities and warrants. Each time we sell common stock, preferred stock, depositary shares, debt securities or warrants, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The applicable prospectus supplement may also add, update or change information in this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, or any prospectus supplement or any free writing prospectus, is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the securities. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
We are issuing the securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 3. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

BUSINESS
You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decisions. This prospectus provides you with a general description of United, the securities issuable under this prospectus and the offering. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about the securities and us.
The Company
We are a bank holding company headquartered in Blairsville, Georgia. At March 31, 2020, United had total assets of $13.1 billion, total loans of $8.9 billion, total deposits of $11.0 billion and shareholders’ equity of $1.6 billion. United conducts substantially all of its operations through its wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of the date hereof, operated at 149 offices in Georgia, North Carolina, South Carolina and Tennessee.
We provide a wide array of commercial and consumer banking services, including checking, savings and time deposit accounts, secured and unsecured loans, mortgage loans, payment services, wire transfers, brokerage, investment advisory services and other related financial services to our customers. Our business model combines the commitment to exceptional customer service of a local bank with the products and expertise of a larger institution. We believe that this combination of service and expertise sets us apart and is instrumental in our strategy to build long-term relationships. We operate as a locally-focused community bank, supplemented by experienced, centralized support to deliver products and services to our larger, more sophisticated, customers. Our organizational structure reflects these strengths, with local leaders for each market and market advisory boards operating in partnership with the product experts of our Commercial Banking Solutions unit.
We offer a full range of lending services, including real estate, consumer and commercial loans, to individuals, small businesses, mid-sized commercial businesses and non-profit organizations, including originating loans partially guaranteed by the SBA and to a lesser extent by the USDA loan programs. We also operate United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and the Federal Home Mortgage Corporation, as a division of the Bank. We also own a captive insurance subsidiary, NLFC Reinsurance Corp., Inc., which provides reinsurance on a property insurance contract covering equipment financing by the Company’s equipment financing division and risk management services. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s commercial and small business customers. Additionally, we provide retail brokerage services through a third-party broker/dealer.
We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is https://www.ucbi.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.
For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward Looking Statements.”

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither statements of historical fact nor assurance of future performance and generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates,” or similar expressions. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions or events, and statements about our future performance, operations, products and services, and should be viewed with caution.
Because forward-looking statements relate to the future, they are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are out of our control, and that are difficult to predict as to timing, extent, likelihood and degree of occurrence, and that could cause actual results to differ materially from the results implied or anticipated by the statements. Except as required by law, we expressly disclaim any obligations to publicly update any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important factors that could cause our actual results and financial condition to differ from those contemplated include, but are not limited to, the risk factors set forth in this prospectus or our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as well as the following factors:
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negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidents, the financial condition of our borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense;

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changes in loan underwriting, credit review or loss policies associated with economic conditions, examination conclusions or regulatory developments, either as they currently exist or as they may be affected by conditions associated with the COVID-19 pandemic;

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the COVID-19 pandemic and its effects on the economic and business environments in which we operate;

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strategic, market, operational, liquidity and interest rate risks associated with our business;

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continuation of historically low interest rates coupled with other potential fluctuations or unanticipated changes in the interest rate environment, including interest rate changes made by the Federal Reserve, the discontinuation of London Interbank Offered Rate (“LIBOR”) as an interest rate benchmark, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets;

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our lack of geographic diversification and any unanticipated or greater than anticipated adverse conditions in the national or local economies in which we operate;

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our loan concentration in industries or sectors that may experience unanticipated or greater than anticipated adverse conditions than other industries or sectors in the national or local economies in which we operate;

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the risks of expansion into new geographic or product markets;

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risks with respect to future mergers or acquisitions, including our ability to successfully expand and complete acquisitions and integrate businesses and operations that we acquire;

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our ability to attract and retain key employees;

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competition from financial institutions and other financial service providers including financial technology providers and our ability to attract customers from other financial institutions;

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losses due to fraudulent and negligent conduct of our customers, third party service providers or employees;

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cybersecurity risks and the vulnerability of our network and online banking portals, and the systems or parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches that could adversely affect our business and financial performance or reputation;

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our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;

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the risk that we may be required to make substantial expenditures to keep pace with regulatory initiatives and the rapid technological changes in the financial services market;

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the availability of and access to capital;

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legislative, regulatory or accounting changes that may adversely affect us;

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volatility in the allowance for credit losses resulting from the current expected credit losses, either alone or as that may be affected by conditions arising out of the COVID-19 pandemic;

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adverse results (including judgments, costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory proceedings, examinations, investigations, or similar matters, or developments related thereto;

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any matter that would cause us to conclude that there was impairment of any asset, including intangible assets;

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limitations on our ability to make dividends and other distributions from the Bank to the Company, which could affect the Company liquidity, including the ability to pay dividends to shareholders or take other capital actions; and

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other risks and uncertainties disclosed in documents filed or furnished by us with or to the SEC, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements.

Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may also be included in other reports that we file with the SEC. We caution that the foregoing list of factors is not exclusive, and that you should not place undue reliance on forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from any offering of these securities for general corporate purposes, which may include funding our bank and non-bank subsidiaries, financing business expansion through mergers and acquisitions or otherwise, refinancing or extending the maturity of debt obligations, investments at the holding company level and stock repurchases. The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus and any prospectus supplement to or through one or more underwriters or dealers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may also sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.
Shares may also be sold in one or more of the following transactions: (1) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (2) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (3) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules; (4) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (5) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (6) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.
The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI.” Our preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

DESCRIPTION OF SECURITIES
The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This description is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (the “Articles”), our Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the Georgia Business Corporation Code. Our Articles and Bylaws are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2020. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add to, update or change the terms and conditions of the securities as described in this prospectus.
Description of Common Stock
Common Stock
Our authorized voting common stock consists of 150,000,000 shares, $1.00 par value per share. All voting rights are vested in the holders of the common stock. Each holder of common stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares do not have cumulative voting rights. Upon liquidation, holders of our common stock, together with any holders of the Company’s non-voting common stock, any participating preferred stock, will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of any preferred stock, all of our assets available for distribution, in cash or in kind.
Subject to the rights of any holders of our preferred stock to receive dividends, all shares of our common stock, together with any shares of our non-voting common stock and any participating preferred stock, are entitled to share equally in any dividends that our Board of Directors may declare on our common stock, any non-voting common stock, any participating preferred stock from sources legally available for distribution.
As of April 30, 2020, 78,290,267 shares of the common stock were issued and outstanding, exclusive of 596,902 shares of common stock issuable under our deferred compensation plan; 764,828 shares of common stock that may be issued upon the vesting of restricted stock and restricted stock units; no shares of common stock that may be issued upon the exercise of options outstanding and no shares of common stock reserved for issuance upon the exercise of warrants.
Non-Voting Common Stock
General.   Our authorized non-voting common stock consists of 26,000,000 shares, $1.00 par value per share. Except with respect to voting rights and as specifically set forth below, the non-voting common stock has the same designations, powers, preferences, limitations, restrictions, and relative rights as, and is identical in all respects to, our common stock. As of April 30, 2020, no shares of non-voting common stock were issued and outstanding.
No Voting Rights.   Except as required by Georgia law or our Articles, holders of the non-voting common stock have no right to vote on any matter submitted to a vote at a meeting of our shareholders. The Articles provide that, in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of the non-voting common stock, voting separately as a class, will be required to amend, alter or repeal any provision of the Articles that significantly and adversely affects the rights, preferences or privileges of the non-voting common stock.
Dividends.   Subject to the preferential dividend rights, if any, of any preferred stock of United, the holders of non-voting common stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors on the common stock. If a dividend is declared and paid with respect to the common stock, then the board of directors will declare and pay an equivalent dividend, on a per share basis, to the non-voting common stock. Likewise, if the board of directors declares and pays a dividend on the non-voting common stock, it will declare and pay an equivalent dividend, on a per share basis, on the common stock.

Distributions.   After distribution in full of any preferential amount to be distributed to the holders of preferred stock of United, holders of non-voting common stock and common stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of our remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of shares of common stock and non-voting common stock held by them.
Adjustments.   In the event of any stock split, combination or other reclassification of either the common stock or the non-voting common stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner, provided that in any such transaction, only holders of common stock will receive shares of common stock and only holders of non-voting common stock will receive shares of non-voting common stock.
Conversion.   The non-voting common stock may be converted into common stock by any holder of non-voting common stock, other than the initial holder of such non-voting common stock or an affiliate thereof, who acquires one or more shares of non-voting common stock in an “Approved Transfer.” An “Approved Transfer” means a sale or other transfer (i) to an affiliate of the holder of the non-voting common stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of the applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act; (iii) to a person that is acquiring at least a majority of our outstanding “voting securities” (as defined in the Bank Holding Company Act and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the non-voting common stock to be transferred or its affiliates; or (iv) upon certification by the holder of the non-voting common stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the Bank Holding Company Act, or the Change of Bank Control Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.
Mergers, Consolidations, Etc.   In the event of any merger, consolidation, reclassification or other transaction in which the shares of our common stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of non-voting common stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of common stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the non-voting common stock will be non-voting securities under the resulting corporation’s organization documents and United will make appropriate provisions and take such actions necessary to ensure that holders of the non-voting common stock will retain securities with substantially the same rights and benefits as the non-voting common stock. In the event the holders of common stock are provided the right to convert or exchange common stock for stock or securities, cash and/or any other property, then the holders of the non-voting common stock will be provided the same right based upon the number of shares of common stock such holders would be entitled to receive if such shares of non-voting common stock were converted into shares of common stock immediately prior to such offering. In the event that United offers to repurchase shares of common stock from its shareholders generally, United will offer to repurchase non-voting common stock pro rata based upon the number of shares of common stock such holders would be entitled to receive if such shares were converted into shares of common stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of common stock, United will provide the holders of the non-voting common stock the right to participate based upon the number of shares of common stock such holders would be entitled to receive if such shares were converted into shares of common stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the non-voting common stock will be issued in the form of non-voting common stock rather than common stock.
Restrictions on Transfer.   Shares of the non-voting common stock may only be transferred in an Approved Transfer, as described above.
Description of Preferred Stock
Under our Articles, we have the authority to issue up to 10,000,000 shares of preferred stock, $1.00 par value per share, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as our board of directors may determine, subject to limitations set forth in our Articles. The preferred stock may be issued for any lawful corporate purpose without further action by our shareholders. The issuance of any preferred stock having conversion rights might have the effect of diluting the interests of our other shareholders. In addition, shares of preferred stock could be issued with rights, privileges and preferences that would deter a tender or exchange offer or discourage the acquisition of control of United.
Of such authorized number of shares of preferred stock, (i) 1,000,000 shares of junior preferred stock are authorized, with no shares issued or outstanding; (ii) 287,411 shares of Series A Preferred Stock are authorized, with no shares issued and outstanding; (iii) 180,000 shares of Series B Preferred Stock are authorized, with no shares issued and outstanding; (iv) 65,000 shares of Series C Preferred Stock are authorized, with no shares issued and outstanding; (v) 25,000 shares of Series D Preferred Stock are authorized, with no shares issued and outstanding; (vi) 1,000,000 shares of Series E Preferred Stock are authorized, with no shares issued and outstanding; (vii) 195,872 shares of Series F Preferred Stock are authorized, with no shares issued and outstanding; (viii) 151,185 shares of Series G Preferred Stock are authorized, with no shares issued and outstanding; and (ix) 9,992 shares of Series H Preferred Stock are authorized, with no shares issued and outstanding.
Description of Depositary Shares Representing Preferred Stock
At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If so, we will issue depositary receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, and will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.
The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.
Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement that includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” below.
General
Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any.
In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.
The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.
Dividends and Other Distributions
The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.
Redemption of Depositary Shares
If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.
After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.
Voting the Preferred Stock
We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.
Withdrawal of Preferred Stock
When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.
Amendment of the Deposit Agreement
The depositary and we can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least 66 2∕3% of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.
Charges of Depositary
We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million.
Notices
We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.
Limitation of Liability
Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to use of best judgment and performance in good faith of our and its respective duties under the deposit agreement. The depositary and we will be liable only for gross negligence, willful misconduct, fraud or bad faith in performing of our respective duties under the deposit agreement. We and the depositary will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless such party receives what, in its sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. The depositary and we will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. The depositary and we may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Title
The depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.
Description of Debt Securities
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

We have summarized the general terms and provisions of the indenture below but the summary is not complete. Form of indentures for senior indebtedness and subordinated indebtedness have been incorporated by reference as exhibits to the registration statement. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities” in this “Description of the Debt Securities.” You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the form of indentures. This summary refers to both indentures as the form of “indenture.”
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.
We can issue an unlimited amount of debt securities under the indenture. The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:
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the title of the debt securities;

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the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

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whether the debt securities will be senior or subordinated;

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any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which we will pay the principal on the debt securities;

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the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, premium and interest on the debt securities will be payable;

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the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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any other specific terms of such debt securities.

In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. United, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
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we are the surviving corporation or the successor person (if other than United) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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certain other conditions are met.

Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of or premium on any debt security of that series when due and payable;

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default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain events of bankruptcy, insolvency or reorganization of our company; and

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any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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adversely affect the right to convert any debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.
In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.
We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:
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a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

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a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:
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in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

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in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.
Certain Definitions
“indebtedness” means:
(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;
(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;
(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;
(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;
(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;
(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and
(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.
“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:
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indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

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our indebtedness to any of our majority-owned subsidiaries.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Description of Warrants
This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered under that applicable prospectus supplement and any contrary general terms outlined in this section that will not apply to those warrants.
We may issue warrants independently or together with debt or equity securities. The warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, all as stated in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of the warrants offered in this prospectus, including the following, if applicable:
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the offering price;

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the title of the warrants;

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the designation and terms of any related debt securities with which the warrants are to be issued and the number of the warrants offered with each debt security;

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the date, if any, on and after which the holder of the warrants can transfer them separately from the related debt securities;

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the date on which the right to exercise the warrants will commence and the date on which this right will expire; and

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whether the warrant certificates representing the warrants will be issued in registered or bearer form, and if registered, where they are transferred and registered.

A holder can exchange warrant certificates for new warrant certificates of different authorized denominations, and can exercise his or her warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.
Each warrant entitles the holder of that warrant to purchase the principal amount of securities at the price stated, or determinable in the applicable prospectus supplement. A holder can exercise warrants during the period stated in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder can exercise warrants as stated in the applicable prospectus supplement relating to the warrants. We will, as soon as practicable, forward to you the securities purchased upon exercise. If less than all of the warrants represented by the warrant certificates are exercised, a new warrant certificate will be issued for the remaining warrants.

LEGAL MATTERS
Squire Patton Boggs (US) LLP will provide an opinion as to the legality of the securities. Any underwriters or placement agents will be represented by their own counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this document by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Other than information deemed “furnished” rather than “filed” under the Exchange Act, we incorporate by reference the following documents:
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our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

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our Proxy Statement for the 2020 Annual Meeting of our shareholders, filed with the SEC on March 24, 2020;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 7, 2020;

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our Current Reports on Form 8-K filed with the SEC on March 10, 2020, May 7, 2020 and June 2, 2020 (in each case, except to the extent “furnished” but not filed);

•
all other reports filed by United pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2019; and

•
all documents filed after the filing of this registration statement but prior to the effectiveness of the registration statement, and all documents filed after the date of the effectiveness of the registration statement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement. You may obtain documents incorporated by reference in this prospectus or any accompanying prospectus supplement by requesting them in writing or by telephone from Jane Keith, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.
We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

           Depositary Shares
Each Representing a 1/1000th Interest in a Share of
    % Non-Cumulative Preferred Stock, Series I

Prospectus Supplement

Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	BofA Securities	Morgan Stanley	Wells Fargo Securities
           , 2020